UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Aerojet Rocketdyne Holdings, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”) on April 27, 2016 virtually, conducted via a live webcast. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.
The election of eight directors to the Company’s Board of Directors to serve until the 2017 annual meeting of stockholders. The nominees for election were Thomas A. Corcoran, Eileen P. Drake, James R. Henderson, Warren G. Lichtenstein, Lance W. Lord, Merrill A. McPeak, James H. Perry and Martin Turchin;

2.	An advisory vote to approve a resolution to approve executive compensation; and

3.
The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as independent auditors of the Company for the fiscal year ending December 31, 2016.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 61,264,286 shares of the 64,451,783 shares of the Company’s common stock entitled to vote, were as follows:

1.
The election of each of Ms. Drake and Messrs. Corcoran, Henderson, Lichtenstein, Lord, McPeak, Perry and Turchin as directors of the Company to serve until the 2017 annual meeting of stockholders, and until his or her successor is elected and qualified, was approved as follows:

	For	Withheld	Broker Non-Votes
Thomas A. Corcoran	51,150,692	6,637,240	3,476,354
Eileen P. Drake	51,069,962	6,717,970	3,476,354
James R. Henderson	38,228,709	19,559,223	3,476,354
Warren G. Lichtenstein	36,890,611	20,897,321	3,476,354
Lance W. Lord	40,707,161	17,080,771	3,476,354
Merrill A. McPeak	51,096,452	6,691,480	3,476,354
James H. Perry	39,371,811	18,416,121	3,476,354
Martin Turchin	40,262,635	17,525,297	3,476,354

2.	The stockholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
55,616,053	1,724,353	447,526	3,476,354

3.	The stockholders ratified the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
60,055,342	904,834	304,110	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2016	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary